Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-153910) and on Form S-8 (Nos. 333-94525, 333-51702, 333-88554, and 333-117494) of Connecticut Water Service, Inc. of our report dated March 18, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

Stamford, Connecticut
March 18, 2013